NEWS

FOR IMMEDIATE RELEASE Monday March 9, 2020	Investor Relations Contact: Alanna James (808) 835-3700 Investor.Relations@HawaiianAir.com Media Relations Contact: Alex Da Silva (808) 835-3712 News@HawaiianAir.com

Hawaiian Airlines Reports February 2020 Traffic Statistics and Updates Expected First Quarter 2020 Metrics

HONOLULU – Hawaiian Airlines, Inc., a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA) (“Hawaiian”), today announced its system-wide traffic statistics for the month ended February 29, 2020. It also updated its expectations for certain first quarter 2020 financial metrics.

Hawaiian welcomed more than 856,000 guests in February 2020. Total traffic (revenue passenger miles) increased 6.4 percent on an increase of 13.3 percent in capacity (available seat miles) compared to February 2019. Load factor decreased 5.2 points year-over-year to 79.3 percent.

The table below summarizes February and year-to-date statistics compared to the respective prior-year periods.

SYSTEM-WIDE OPERATIONS1

FEBRUARY	2020	2019	% CHANGE
PAX	856,687	870,538	(1.6)%
RPMs (000)	1,335,049	1,255,238	6.4%
ASMs (000)	1,683,538	1,486,005	13.3%
LF	79.3%	84.5%	(5.2) pts

YEAR-TO-DATE	2020	2019	% CHANGE
PAX	1,819,740	1,829,086	(0.5)%
RPMs (000)	2,863,751	2,689,257	6.5%
ASMs (000)	3,512,755	3,186,855	10.2%
LF	81.5%	84.4%	(2.9) pts

PAX	Passengers transported
RPM	Revenue Passenger Mile; one paying passenger transported one mile
ASM	Available Seat Mile; one seat transported one mile
LF	Load Factor; percentage of seating capacity filled
1Includes the operations of contract carriers under capacity purchase agreements.

First Quarter 2020 Outlook

The Company has revised certain of its expectations for the quarter ending March 31, 2020 that were previously provided in its fourth quarter and full year 2019 earnings release dated January 30, 2020.

Specifically, the Company:

•
withdrew its estimates for operating revenue per available seat mile (ASM) in light of demand reductions associated with the global spread of COVID-19; the Company is unable to provide an updated guidance range due to considerable uncertainty about the impact of COVID-19 on demand for the remainder of the quarter; if there are no new net bookings for March as of March 5, 2020, RASM would be down about 12 percent year-over-year for the first quarter

•
affirmed its estimates for ASMs; the decrease in capacity caused by the temporary suspension of the Company’s service to South Korea starting from March 2, 2020 is largely offset by an increase in capacity due to up-gauges on North America routes for operational reasons;

•	affirmed its estimates for operating cost per ASM excluding fuel and non-recurring items;

•	affirmed its estimates for gallons of jet fuel consumed; and

•	lowered its estimates for economic fuel cost per gallon.

The table below summarizes the Company’s revised expectations for the quarter ending March 31, 2020 expressed as an expected percentage change compared to the results for the quarter ended March 31, 2019.

Item	Prior First Quarter 2020 Guidance	Revised First Quarter 2020 Guidance	GAAP Equivalent	Prior GAAP First Quarter 2020 Guidance	Revised GAAP First Quarter 2020 Guidance
Available Seat Mile (ASM)	Up 7.5 - 10.5%	No change
Operating revenue per ASM	Down 4.5 - 7.5%	Withdrawn
Cost per ASM excluding fuel and non-recurring items (a)	Down 1.5 - 4.5%	No change	Cost per ASM (a)	Down 1.8 - 4.3%	Down 2.9 - 5.3%
Gallons of jet fuel consumed	Up 4.5 - 7.5%	No change
Economic fuel cost per gallon (b) (c)	$1.97	$1.87	Fuel cost per gallon (b)	$1.93	$1.83

(a) See Table 1 for a reconciliation of GAAP operating expenses to non-GAAP operating expenses excluding aircraft fuel and non-recurring items.
(b) Economic fuel cost per gallon estimates are based on the March 6, 2020 fuel forward curve.
(c) See Table 2 for a reconciliation of GAAP fuel costs to non-GAAP economic fuel costs.

Investor Conference Call

Hawaiian Holdings is holding an investor conference call today (March 9, 2020) at 4:30 p.m. Eastern Time (USA). The conference call will be broadcast live over the Internet. Investors may listen to the live audio webcast on the investor relations section of the Company’s website at HawaiianAirlines.com. For those who are not available for the live webcast, the call will be archived and available for 90 days on the investor relations section of the Company's website.

Non-GAAP Financial Reconciliation

Table 1.
Operating Costs per Available Seat Mile (CASM)
(in thousands, except CASM data) (unaudited)

	Estimated three months ending March 31, 2020
GAAP operating expenses	$614,906		-	$648,132
Less: aircraft fuel, including taxes and delivery	(123,083)		-	(126,703)
Adjusted operating expenses - excluding aircraft fuel	$491,823		-	$521,429
Available Seat Miles	5,215,815			5,361,373
CASM - GAAP	11.79	¢		12.09	¢
Less: aircraft fuel, including taxes and delivery	(2.36)		-	(2.36)
Adjusted CASM	9.43	¢	-	9.73	¢

Table 2.
Economic Fuel Expense
(in thousands, except per-gallon amounts) (unaudited)

	Estimated three months ending March 31, 2020
Aircraft fuel expense, including taxes and delivery	$123,083	-	$126,703
Realized (gains)/losses on settlement of fuel derivative contracts	3,000	-	3,000
Economic fuel expense	$126,083	-	$129,703
Fuel gallons consumed	67,424	-	69,360
Economic fuel cost per gallon	$1.87	-	$1.87

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance.  Such forward-looking statements include, without limitation, the Company’s expectations regarding operating revenue per available seat mile, available seat miles, operating cost per available seat mile, gallons of jet fuel consumed, economic fuel cost per gallon, and fuel cost per gallon and cost per available seat mile excluding fuel and non-recurring items for the quarter ending March 31, 2020; the impact on the Company’s business of COVID-19 and the suspension of service to South Korea; and statements as to other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing.  Words such as “expects,” “anticipates,”

“projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements.  These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and assumptions relating to the Company’s operations and business environment, all of which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. These risks and uncertainties include, without limitation, the Company’s ability to accurately forecast quarterly and annual results; economic volatility; the effects of the spread of contagious diseases or viruses, such as the novel coronavirus, COVID-19; macroeconomic developments; political developments; the price and availability of aircraft fuel; fluctuations in demand for transportation in the markets in which the Company operates, including due to the occurrence of natural disasters, such as hurricanes, earthquakes and tsunamis; the Company’s dependence on tourist travel; labor negotiations and related developments; competitive pressures, including the potential impact of rising industry capacity in the markets in which the Company competes; the Company's ability to continue to generate sufficient cash flow to support the payment of a quarterly dividend; changes in the Company's future capital needs; foreign currency exchange rate fluctuations; and the Company’s ability to implement its growth strategy.

The risks, uncertainties and assumptions referred to above that could cause the Company’s results to differ materially from the results expressed or implied by such forward-looking statements also include the risks, uncertainties and assumptions discussed from time to time in the Company’s other public filings and public announcements, including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission.  All forward-looking statements included in this document are based on information available to the Company on the date hereof.  The Company does not undertake to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

About Hawaiian Airlines
Hawaiian® has led all U.S. carriers in on-time performance for each of the past 16 years (2004-2019) as reported by the U.S. Department of Transportation. Consumer surveys by Condé Nast Traveler, Travel + Leisure and TripAdvisor have placed Hawaiian among the top of all domestic airlines serving Hawai‘i.

Now in its 91st year of continuous service, Hawaiian is Hawai‘i’s biggest and longest-serving airline. Hawaiian offers non-stop service to Hawai‘i from more U.S. gateway cities (13) than any other airline, along with service from Japan, South Korea, Australia, New Zealand, American Samoa and Tahiti. Hawaiian also provides, on average, more than 160 jet flights daily between the Hawaiian Islands, and over 240 daily flights system wide.

Hawaiian Airlines, Inc. is a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA). Additional information is available at HawaiianAirlines.com. Follow Hawaiian’s Twitter updates (@HawaiianAir), become a fan on Facebook (Hawaiian Airlines), and follow us on Instagram (hawaiianairlines). For career postings and updates, follow Hawaiian’s LinkedIn page.

For media inquiries, please visit Hawaiian Airlines’ online newsroom.